                                            TRANSACTIONS EFFECTED PURSUANT TO RULE 10F3.
Series                                     R.J.         FORM       YRS. IN
#          FUND:                        INVOLVED?      REC'D?     BUSINESS:                SECURITY:               DATE OF PURCHASE:


Growth and Income Trust        IPO         YES          YES          11+         Macquarie Infrastructure Co.      December 16, 2004
Growth and Income Trust        IPO         YES          YES          11+         Macquarie Infrastructure Co.      December 16, 2004



[TABLE CONTINUED:]
Series                           DATE OFFERING        PURCHASE                       SECURITIES           AMOUNT            TOTAL
#          FUND:                  COMMENCED:           PRICE        COMMISSION     ACQUIRED FROM:       PURCHASED:        OFFERING:

Growth and Income Trust        December 16, 2004       $25.00                       Merrill Lynch         $357,500      $535,000,000
Growth and Income Trust        December 16, 2004       $25.00                        Citigroup          $1,025,000      $535,000,000